PR Contact Adam Handelsman Lippert/Heilshorn & Associates ahandelsman@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Third Quarter Results

NEW YORK, November 11, 2009 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the third quarter ended September 30, 2009.

Revenue for the third quarter was $26.0 million compared to $29.5 million for the same period in 2008. EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter of 2009 was $0.4 million compared to $0.8 million last year, and EBITDAS (EBITDA before stock based compensation) for the third quarter of 2009 was $1.0 million compared to $1.6 million last year. Operating loss for the quarter was $0.4 million compared to $0.3 million for the third quarter of last year.  Net loss for the third quarter of 2009 was $0.5 million, or $0.04 per share compared to $0.4 million, or $0.04 per share, for the third quarter of 2008.

For the first nine months of 2009, GlobalOptions reported revenue of $78.0 million, versus $77.2 million in the same period last year.  The operating loss was $2.5 million for the nine months ended September 30, 2009, as compared with $6.6 million in 2008.  Net loss for the period was $3.0 million, or $0.24 per share, versus a net loss of $6.8 million, or $0.70 per share for 2008.

“After posting year-over-year growth for the first half of 2009, we encountered revenue headwinds in the third quarter.  The slowdown in activity from our insurance company customers, which we started to experience last quarter, intensified this quarter; we had fewer new natural disaster engagements; and, demand remained soft for our forensic accounting and litigation support services.  Notwithstanding these revenue headwinds, we held EBITDA at $0.4 million and EBITDAS of $1.0 million and continued to manage cash and costs well.  We ended the quarter with cash of $5.1 million and lowered the outstanding balance on our line of credit to $3.7 million,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group.

“To counter these macro trends and preserve business unit profitability, we have acted quickly, reducing expenses, driving further operational efficiencies and rolling out new services,” added Schiller.  “Our PMI service is performing well with the number of cases closed increasing each month.  We also expect to begin to implement our proprietary GlobalTrak™ Risk Management System for a number of clients in the fourth quarter.  As a result, we are expecting revenue in the fourth quarter to run consistent with our third quarter, resulting in full year revenue for 2009 roughly consistent with 2008’s level of $104 million.   At this revenue level, we still expect full year 2009 EBITDA to be positive and we expect full year growth in EBITDAS despite the effect of the revenue headwinds.”

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures.  EBITDA is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment and interest expense (income), net.  EBITDAS is determined by taking EBITDA and then adding back stock based compensation expense.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results.  These metrics are an integral part of the Company’s internal reporting to measure operations of the company and the performance of senior management.  A reconciliation to comparable GAAP measures is available in the accompanying schedule.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on November 11, 2009 for the third quarter ended September 30, 2009.  During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the company’s quarterly performance and financial results.  The telephone number for the conference call is 877-866-5534. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #36220984.  The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world.  We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations.  In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through four business units: Preparedness Services; Fraud and Special Investigations Unit Services; Security Consulting and Investigations; and International Strategies.  Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s' filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # #

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,142	$5,276
Accounts receivable, net	22,272	27,485
Inventories, net	3,419	2,522
Prepaid expenses and other current assets	993	862

Total current assets	31,826	36,145

Property and equipment, net	6,573	5,834
Intangible assets, net	4,666	5,981
Goodwill	19,968	19,968
Security deposits and other assets	543	553

Total assets	$63,576	$68,481

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$3,677	$7,093
Notes payable	-	400
Accounts payable	4,592	6,199
Deferred revenues	645	585
Accrued compensation and related benefits	4,597	3,155
Other current liabilities	1,870	1,966

Total current liabilities	15,381	19,398

Other long-term obligations	801	838

Total liabilities	16,182	20,236

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized, no shares issued or outstanding	-	-
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, dividends do not accrue, no anti-dilution protection, 0 and 55,388.37 shares issued and outstanding, convertible into 0 and 3,692,743 shares of common stock at September 30, 2009 and December 31, 2008, respectively, liquidation preference of $0.001 per share or $0.	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 14,414,999 shares issued and 14,291,105 shares outstanding at September 30, 2009, and 10,486,935 shares issued and 10,379,868 shares outstanding at December 31, 2008	14	10
Additional paid-in capital	111,140	108,989
Accumulated deficit	(63,517)	(60,546)
Treasury stock; at cost, 123,894 shares at September 30, 2009 and 107,067 at December 31, 2008	(243)	(208)
Total stockholders' equity	47,394	48,245
Total liabilities and stockholders' equity	$63,576	$68,481

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues	$26,005	$29,488	$77,949	$77,241

Cost of revenues	14,441	16,876	44,033	44,349
Gross profit	11,564	12,612	33,916	32,892

Operating expenses:

Selling and marketing	3,156	3,154	9,465	8,374

General and administrative	8,821	9,801	26,935	31,103

Total operating expenses	11,977	12,955	36,400	39,477

Loss from operations	(413)	(343)	(2,484)	(6,585)

Other income (expense):

Interest income	9	2	10	24

Interest (expense)	(110)	(74)	(497)	(198)

Other expense, net	(101)	(72)	(487)	(174)

Net loss	$(514)	$(415)	$(2,971)	$(6,759)

Basic and diluted net loss per share	$(0.04)	$(0.04)	$(0.24)	$(0.70)

Weighted average number of common shares outstanding - basic and diluted	13,270,411	9,734,067	12,459,456	9,660,684

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008

EBITDA, EBITDAS

Net Loss (GAAP)	$(514)	$(415)	$(2,971)	$(6,759)
Add back the items:
Depreciation and amortization of property and equipment	412	358	1,168	1,038
Amortization of intangible assets	359	777	1,375	2,224
Interest (income) expense, net	101	72	487	174
EBITDA	$358	$792	$59	$(3,323)
Add back:
Stock-based compensation expense	654	758	2,086	3,021
EBITDAS	$1,012	$1,550	$2,145	$(302)